Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.TCFExpress.com

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports First Quarter Earnings and EPS ($.47, up 7 percent)

FIRST QUARTER HIGHLIGHTS

•                  Diluted earnings per share of 47 cents

•                  Net income of $63.5 million

•                  Return on average assets of 2.03 percent

•                  Return on average common equity of 27.18 percent

•                  Average Power Assets® increased $1.2 billion, or 16 percent

•                  Average Power Liabilities® increased $443.8 million, or 6 percent

•                  Increased checking accounts by 23,755 to 1,558,907 accounts

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months
	Ended March 31,
	2005	2004	Change
Net income	$63,465	$60,661	4.6%
Diluted earnings per common share	.47	.44	6.8

Financial Ratios
Return on average assets	2.03%	2.11%
Return on average common equity	27.18	25.90
Net interest margin	4.56	4.52

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WAYZATA, MN, April 20, 2005 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported diluted earnings per share of 47 cents for the first quarter of 2005, up from 44 cents for the same period in 2004.  Net income for the first quarter of 2005 was $63.5 million, up from $60.7 million for the same period in 2004.  For the first quarter of 2005, return on average assets was 2.03 percent and return on average common equity was 27.18 percent, compared with 2.11 percent and 25.90 percent, respectively, for the first quarter of 2004.

Chairman’s Statement

“TCF’s first quarter earnings were solid despite a difficult interest rate and competitive environment,” said William A. Cooper, Chairman and CEO.  “While total retail banking fees were flat, TCF’s margin improved, we had some securities gains, exceptional credit quality, expenses were under control, and we had continued strong growth in both Power Assets and Power Liabilities.”

Total Revenue

	Three Months
($ in thousands)	Ended March 31,
	2005	2004	$ Change	% Change
Net interest income	$129,053	$118,493	$10,560	8.9%
Fees and other revenue:
Fees and service charges	57,031	59,659	(2,628)	(4.4)
Card revenue	17,642	13,491	4,151	30.8
ATM revenue	9,732	9,997	(265)	(2.7)
Investments and insurance revenue	2,853	3,462	(609)	(17.6)
Total banking fees and other revenue	87,258	86,609	649.7
Leasing and equipment finance	10,693	10,167	526	5.2
Mortgage banking (1)	1,142	3,455	(2,313)	(66.9)
Other	7,816	2,228	5,588	N.M.
Total fees and other revenue	106,909	102,459	4,450	4.3
Gains on sales of securities available for sale	5,239	12,717	(7,478)	(58.8)
Total non-interest income	112,148	115,176	(3,028)	(2.6)
Total revenue	$241,201	$233,669	$7,532	3.2
Net interest margin	4.56%	4.52%
Fees and other revenue as a % of total revenue	44.32	43.85
Fees and other revenue as a % of average assets	3.42	3.56

N.M.  Not meaningful.

(1)   TCF’s mortgage banking business no longer originates or sells loans.  See pages 10 and 11 for additional information.

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Net Interest Income

TCF’s net interest income in the first quarter of 2005 was $129.1 million, up $10.6 million, or 9 percent, from the first quarter of 2004.  Net interest margin in the first quarter of 2005 was 4.56 percent, compared with 4.52 percent last year and 4.56 percent in the fourth quarter of 2004. The increase in net interest income from the first quarter of 2004 was primarily driven by increases in average Power Assets and Power Liabilities coupled with the favorable impact of increases in short-term interest rates, partially offset by decreased rates on fixed-rate assets and the flatter yield curve.

Interest Rate Risk

TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next 12 months), assuming no change in interest rates, was a positive $386.3 million, or 3 percent of total assets, at March 31, 2005, compared with a positive $585.3 million, or 4.7 percent of total assets at December 31, 2004.  The decrease in the one-year interest rate gap during the first quarter of 2005 was primarily due to increases in fixed-rate consumer loans and treasury assets.  The one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements and is best used as a general measure of the effect on net interest income of rising or falling interest rates.

Non-interest Income

Total non-interest income was $112.1 million for the first quarter of 2005, compared with $115.2 million for the first quarter of 2004.  Banking fees and other revenue increased $649 thousand, or .7 percent, over the first quarter of 2004.  “Changing customer trends regarding banking fees are presenting challenges for the banking industry and TCF,” said Cooper.  “TCF is continually monitoring these trends, reviewing its procedures and making adjustments. TCF continues to focus on growth in the number of checking accounts to increase future fee revenue.”

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Card revenues totaled $17.6 million for the first quarter of 2005, up 31 percent over the same period in 2004.  The increase was attributable to a 20 percent increase in customer transaction volumes coupled with a 6 basis point increase in the average off-line interchange rate.

Leasing and equipment finance revenues were $10.7 million for the first quarter of 2005, up $526 thousand, or 5 percent, from the 2004 first quarter.  The increase is primarily the result of increases in operating lease revenues, and other transaction fees partially offset by a $1 million decrease in sales-type lease revenues.  Sales type revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

During the 2005 first quarter, TCF took advantage of market conditions and sold $466 million of mortgage-backed securities and realized gains of $5.2 million, compared with $854 million in sales and $12.7 million of gains for the first quarter of 2004.  Other revenue in the first quarter of 2005 includes a gain of $5.5 million on the sale of TCF’s main office facility in Ann Arbor, Michigan.  TCF is exploring options for relocation of this office.

New Branch Expansion

TCF opened one new traditional branch during the first quarter of 2005 and has now opened 258 new branches since January 1998, representing 60 percent of TCF’s 430 total branches.  TCF plans to open 20 new traditional branches, seven new supermarket branches, and two new campus branches during the remainder of 2005.

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	March 31,	March 31,	December 31,
(# of branches)	2005	2004	1997

Total Branches
Minnesota	101	99	75
Illinois	197	191	47
Wisconsin	34	34	28
Michigan	60	56	60
Colorado	32	20	7
Indiana	6	6	-
	430	406	217
New Branches*
Traditional	59	42
Campus	2	2
Supermarket	197	188
Total	258	232
% of Total Branches	60%	57%

*  New branches opened since January 1, 1998.

Additional information regarding the results of TCF’s new branches opened since January 1, 1998 is summarized as follows:

	At or For the Three Months Ended
	March 31,
($ in thousands)	2005	2004	Change	% Change

Number of checking accounts	598,254	521,448	76,806	14.7%
Deposits:
Checking	$929,989	$715,530	$214,459	30.0
Savings	491,658	418,604	73,054	17.5
Money market	53,411	67,246	(13,835)	(20.6)
Subtotal	1,475,058	1,201,380	273,678	22.8
Certificates of deposit	258,518	149,582	108,936	72.8
Total deposits	$1,733,576	$1,350,962	$382,614	28.3

Total deposit fees and other revenue	$35,965	$32,176	$3,789	11.8

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Power Assets®

“Growth in consumer home equity and commercial real estate loans remained strong during the first quarter,” said Cooper.  TCF’s average consumer loan balances increased $786.9 million, or 21 percent, commercial real estate loan average balances increased $225.8 million, or 12 percent, and leasing and equipment finance average balances increased $195.3 million, or 16 percent, from the first quarter of 2004.

	Average Balances for the
	Three Months Ended March 31,
($ in thousands)	2005	2004	Change	% Change
Loans and leases*:
Consumer home equity and other
Home equity:
First mortgage lien	$2,951,676	$2,498,137	$453,539	18.2%
Junior lien	1,505,217	1,166,662	338,555	29.0
Total consumer home equity	4,456,893	3,664,799	792,094	21.6
Other	36,046	41,262	(5,216)	(12.6)
Total consumer home equity and other	4,492,939	3,706,061	786,878	21.2
Commercial real estate	2,168,336	1,942,494	225,842	11.6
Commercial business	407,523	427,824	(20,301)	(4.7)
Leasing and equipment finance	1,389,541	1,194,235	195,306	16.4
Power Assets	$8,458,339	$7,270,614	$1,187,725	16.3

*Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“TCF’s new Premier Checking, Plus eChecking and Premier Savings products drove growth in Power Liabilities during the quarter,” said Cooper.  Average Power Liabilities totaled $8.1 billion for the first quarter of 2005, with an average interest rate of .8 percent. Average checking, savings and money market balances increased $431.3 million from the first quarter of 2004.  The total number of checking accounts was 1,558,907 at March 31, 2005, up from 1,472,615 accounts at March 31, 2004 and 1,535,152 accounts at December 31, 2004.  During the first quarter of 2005, TCF generated 131,677 new checking accounts as compared with 124,263 new checking accounts in the first quarter of 2004.

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	Average Balances for the
	Three Months Ended March 31,
($ in thousands)	2005	2004	Change		% Change
Non-interest bearing deposits:
Retail	$1,571,740	$1,473,772	$97,968		6.6%
Small business	547,060	457,047	90,013		19.7
Commercial and custodial	313,635	324,857	(11,222)		(3.5)
Total non-interest bearing deposits	2,432,435	2,255,676	176,759		7.8
Interest-bearing deposits:
Premier checking	459,385	49,184	410,201		N.M.
Other checking	1,089,541	1,138,680	(49,139)		(4.3)
Subtotal	1,548,926	1,187,864	361,062		30.4
Premier savings	281,529	-	281,529
Other savings	1,606,560	1,809,138	(202,578)		(11.2)
Subtotal	1,888,089	1,809,138	78,951		4.4
Money market	647,197	832,695	(185,498)		(22.3)
Subtotal	4,084,212	3,829,697	254,515		6.6
Certificates of deposit	1,592,682	1,580,107	12,575		0.8
Total interest bearing deposits	5,676,894	5,409,804	267,090		4.9
Power Liabilities	$8,109,329	$7,665,480	$443,849		5.8

Total checking, savings and money market balances	$6,516,647	$6,085,373	$431,274		7.1
Number of checking accounts, period-end	1,558,907	1,472,615	86,292		5.9
Average rate on deposits	.80%	.55%	25	bps	N/A

N.M. Not meaningful.

Borrowings

Borrowings totaled $3.0 billion at March 31, 2005, down $127.3 million from December 31, 2004.  Borrowings decreased from December 31, 2004 primarily due to growth in Power Liabilities exceeding growth in Power Assets by $203.2 million.  During the first quarter of 2005, TCF issued $50 million of subordinated notes due in 2015.  The notes bear interest at a fixed rate of 5.00 percent, for the first five years and will reprice quarterly thereafter at the three-month LIBOR rate plus 1.56 percent.  The notes qualify as Tier 2 or supplementary capital for regulatory purposes, subject to certain limitations.  TCF National Bank paid the proceeds from the offering to TCF Financial Corporation to be used for general corporate purposes, which may include repurchases in the open market of TCF common stock.  Also, TCF extended $200 million of FHLB advances until February 2007, at an average fixed rate of 3.60 percent.  The weighted average rate for borrowings was 3.46 percent for the first quarter at 2005, compared with 3.19 percent for the first quarter of 2004 and 3.22 percent for the fourth quarter of 2004.

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Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities) totaled $2.6 billion for the first quarter of 2005, a decrease of $64.6 million from the first quarter of 2004.  The residential real estate loans are all first mortgage loans originated by TCF’s mortgage banking operations.  TCF no longer originates any new loans in its mortgage banking business so this portfolio will continue to decline from normal amortization and pre-payments.  At March 31, 2005, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $23.1 million.

	Average Balances and Yields
	for the Three Months Ended			Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands)	2005	2004	2004	2004	2004
Securities available for sale	$1,663,412	$1,534,776	$1,519,374	$128,636	$144,038
Residential real estate loans	984,764	1,027,302	1,193,435	(42,538)	(208,671)
Total	$2,648,176	$2,562,078	$2,712,809	$86,098	$(64,633)

Yield	5.37%	5.32%	5.54%

Non-interest Expense

Non-interest expense totaled $148.1 million for the 2005 first quarter, up $7.4 million, or 5 percent, from $140.7 million for the 2004 first quarter.  Compensation and employee benefits increased $2.6 million, or 3 percent, from the first quarter of 2004, primarily driven by a $4.9 million increase in the banking segment of which  $1.7 million related to new branches opened during the past 12 months, partially offset by a $2.3 million decrease for mortgage banking.  Occupancy and equipment expenses increased $1.9 million, or 8 percent, from the first quarter of 2004, primarily related to costs associated with new branch expansion.  Deposit losses decreased $517 thousand from the first quarter of 2004, primarily due to increased customer restitution from improved collection and customer retention activities.  Other expenses increased $3.1 million, or 11 percent, from the first quarter of 2004, primarily driven by a $1.2 million increase in card processing expenses related to the overall increase in card revenues, and a $1.1 million increase in operating lease depreciation expense in the leasing businesses.

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	Three Months Ended
	March 31,		Change
($ in thousands)	2005	2004	$	%
Compensation and employee benefits	$81,451	$78,879	$2,572	3.3%
Occupancy and equipment	25,379	23,490	1,889	8.0
Advertising and promotions	6,247	5,910	337	5.7
Deposit losses	3,661	4,178	(517)	(12.4)
Other	31,373	28,249	3,124	11.1
Total non-interest expense	$148,111	$140,706	$7,405	5.3

Credit Quality

At March 31, 2005, TCF’s allowance for loan and lease losses totaled $76.9 million, or .80 percent of loans and leases, compared with $79.1 million, or .92 percent, at March 31, 2004.  The provision for credit losses for the first quarter of 2005 was a net credit of $3.4 million, compared with provision expense of $1.2 million for the first quarter of 2004.  Net loan and lease recoveries were $441 thousand, or .02 percent (annualized) of average loans and leases, in the first quarter of 2005, compared with net charge-offs of $516 thousand, or .02 percent (annualized), for the same 2004 period. The provision for credit losses for the first quarter reflects improved credit quality including $3.3 million related to one commercial business loan recovery, a $1.2 million reduction in consumer home equity and other loan reserve requirements due to improving credit quality and a $1.5 million reduction in specific loan reserves due to improvements in individual circumstances, partially offset by $2.6 million in additional reserve requirements for portfolio growth and other changes.  At March 31, 2005, TCF’s over-30-day delinquency rate was .34 percent, down from .37 percent at December 31, 2004. Total non-performing assets were $63.4 million, or .50 percent of total assets, at March 31, 2005, down slightly from $64.1 million, or .52 percent, at December 31, 2004, with decreases in non-accrual loans and leases, partially offset by a $1.3 million increase in other real estate owned.  Included in the non-accrual loans and leases and non-performing assets at March 31, 2005, is TCF’s $18.8 million investment in a leveraged lease with Delta Airlines, Inc. (“Delta”).

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Although Delta is current on its payments related to this transaction, if Delta declares bankruptcy, it would likely result in the charge-off of TCF’s $18.8 million investment in the leveraged lease and the current payment of previously deferred income tax obligations.

	Three Months Ended
	March 31,
($ in thousands)	2005	2004
Allowance for loan and lease losses:
Balance at beginning of period	$79,878	$76,619
Net (charge-offs) recoveries:
Consumer home equity and other	(1,308)	(574)
Commercial real estate	(37)	33
Commercial business	2,436	(73)
Leasing and equipment finance	(614)	106
Residential real estate	(36)	(8)
Total	441	(516)
Provision for credit losses	(3,436)	1,160
Acquired allowance	-	1,791
Balance at end of period	$76,883	$79,054

Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.80%	.92%
Annualized net (recoveries) charge-offs as a percentage of average loans and leases	(.02)%	.02%
Period-end allowance as a multiple of annualized net charge-offs	N.M.	38.3X
Income before income taxes and provision for loan losses as a multiple of net charge-offs	N.M.	180.2X

N.M.  Not meaningful.

Mortgage Banking

At March 31, 2005, TCF’s mortgage servicing portfolio totaled $4.3 billion and the mortgage servicing rights asset totaled $43.5 million, or 1 percent of the related servicing portfolio, down from $5 billion and $50.7 million, respectively, at March 31, 2004.  The following table summarizes the components of mortgage banking revenues.

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	Three Months Ended
	March 31,		Change
($ in thousands)	2005	2004	$	%
Servicing income	$3,894	$4,625	$(731)	(15.8)%
Less mortgage servicing rights:
Amortization	2,941	3,676	(735)	(20.0)
Net servicing income	953	949	4	0.4
Gains on sales of loans (1)	-	2,136	(2,136)	(100.0)
Other income	189	370	(181)	(48.9)
Total mortgage banking revenue	$1,142	$3,455	$(2,313)	(66.9)

(1)      TCF’s mortgage banking business no longer originates or sells loans.

Income Taxes

TCF’s income tax expense was $33.1 million for the first quarter of 2005, or 34.25 percent of income before income tax expense, compared with $31.1 million, or 33.92 percent, for the comparable 2004 period.  The higher effective income tax rate in the first quarter of 2005 compared with the first quarter of 2004 is primarily due to higher state and local income taxes.

Capital

TCF repurchased 1.8 million shares of its common stock during the first quarter of 2005 at an average cost of $28.10 per share.  TCF has 1.7 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 56 million shares of its stock, at an average cost of $17.92 per share.

	At March 31,		At December 31,
($ in thousands, except per-share data)	2005		2004

Stockholders’ equity	$926,343		$958,418
Stockholders’ equity to total assets	7.28%		7.77%
Book value per common share	$6.85		$6.99

Total risk-based capital	$987,455	10.90%	$958,900	10.88%
Total risk-based capital “well-capitalized” requirement	$905,771	10.00%	$881,481	10.00%
Excess risk-based capital over “well-capitalized” requirement	$81,684	.90%	$77,419	.88%

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Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.TCFExpress.com, on April 20, 2005 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $12.7 billion in assets.  TCF has 430 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, securities brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards, or monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values or a bankruptcy filing by Delta Airlines, the lessee under a leveraged lease in which TCF holds an equity interest; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage servicing portfolio, which could adversely affect earnings; and results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,
	2005	2004	$ Change	% Change
Interest income:
Loans and leases	$146,544	$125,273	$21,271	17.0%
Securities available for sale	21,495	20,332	1,163	5.7
Loans held for sale	2,254	2,841	(587)	(20.7)
Investments	1,052	773	279	36.1
Total interest income	171,345	149,219	22,126	14.8
Interest expense:
Deposits	15,938	10,539	5,399	51.2
Borrowings	26,354	20,187	6,167	30.5
Total interest expense	42,292	30,726	11,566	37.6
Net interest income	129,053	118,493	10,560	8.9
Provision for credit losses	(3,436)	1,160	(4,596)	N.M.
Net interest income after provision for credit losses	132,489	117,333	15,156	12.9
Non-interest income:
Fees and service charges	57,031	59,659	(2,628)	(4.4)
Card revenue	17,642	13,491	4,151	30.8
ATM revenue	9,732	9,997	(265)	(2.7)
Investments and insurance revenue	2,853	3,462	(609)	(17.6)
Subtotal	87,258	86,609	649.7
Leasing and equipment finance	10,693	10,167	526	5.2
Mortgage banking	1,142	3,455	(2,313)	(66.9)
Other	7,816	2,228	5,588	N.M.
Fees and other revenue	106,909	102,459	4,450	4.3
Gains on sales of securities available for sale	5,239	12,717	(7,478)	(58.8)
Total non-interest income	112,148	115,176	(3,028)	(2.6)
Non-interest expense:
Compensation and employee benefits	81,451	78,879	2,572	3.3
Occupancy and equipment	25,379	23,490	1,889	8.0
Advertising and promotions	6,247	5,910	337	5.7
Deposit losses	3,661	4,178	(517)	(12.4)
Other	31,373	28,249	3,124	11.1
Total non-interest expense	148,111	140,706	7,405	5.3
Income before income tax expense	96,526	91,803	4,723	5.1
Income tax expense	33,061	31,142	1,919	6.2
Net income	$63,465	$60,661	$2,804	4.6

Earnings per common share:
Basic	$.47	$.44	$.03	6.8
Diluted	$.47	$.44	$.03	6.8

Dividends declared per common share	$.2125	$.1875	$.025	13.3

Average common and common equivalent shares outstanding (in thousands):
Basic	133,990	137,982	(3,992)	(2.9)
Diluted	134,392	138,554	(4,162)	(3.0)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2005	2004	2004	2004	2004

ASSETS

Cash and due from banks	$323,996	$359,798	$368,409	(10.0)%	(12.1)%
Investments	105,404	103,226	411,934	2.1	(74.4)
Securities available for sale	1,785,520	1,619,941	1,269,293	10.2	40.7
Loans held for sale	215,991	154,279	377,926	40.0	(42.8)
Loans and leases:
Consumer home equity and other	4,601,418	4,418,588	3,821,648	4.1	20.4
Commercial real estate	2,193,513	2,154,396	1,963,815	1.8	11.7
Commercial business	409,219	424,135	428,588	(3.5)	(4.5)
Leasing and equipment finance	1,397,959	1,375,372	1,256,377	1.6	11.3
Subtotal	8,602,109	8,372,491	7,470,428	2.7	15.1
Residential real estate	950,469	1,014,166	1,152,357	(6.3)	(17.5)
Total loans and leases	9,552,578	9,386,657	8,622,785	1.8	10.8
Allowance for loan and lease losses	(76,883)	(79,878)	(79,054)	3.7	2.7
Net loans and leases	9,475,695	9,306,779	8,543,731	1.8	10.9
Premises and equipment	328,081	326,667	290,478.4		12.9
Goodwill	152,599	152,599	152,599	-	-
Mortgage servicing rights	43,501	46,442	50,726	(6.3)	(14.2)
Other assets	302,421	270,836	259,223	11.7	16.7
	$12,733,208	$12,340,567	$11,724,319	3.2	8.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,020,601	$3,905,987	$3,527,674	2.9	14.0
Savings	2,063,415	1,927,872	1,979,170	7.0	4.3
Money market	625,511	659,686	821,913	(5.2)	(23.9)
Subtotal	6,709,527	6,493,545	6,328,757	3.3	6.0
Certificates of deposit	1,685,486	1,468,650	1,540,371	14.8	9.4
Total deposits	8,395,013	7,962,195	7,869,128	5.4	6.7
Short-term borrowings	878,390	1,056,111	469,663	(16.8)	87.0
Long-term borrowings	2,098,878	2,048,492	2,037,424	2.5	3.0
Total borrowings	2,977,268	3,104,603	2,507,087	(4.1)	18.8
Accrued expenses and other liabilities	434,584	315,351	382,154	37.8	13.7
Total liabilities	11,806,865	11,382,149	10,758,369	3.7	9.7
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,477,297; 184,939,094 and 185,008,164 shares issued	1,845	1,849	925	(.2)	99.5
Additional paid-in capital	497,736	518,741	516,902	(4.0)	(3.7)
Retained earnings, subject to certain restrictions	1,420,258	1,385,760	1,269,229	2.5	11.9
Accumulated other comprehensive (loss) income	(14,756)	(1,415)	12,827	N.M.	N.M.
Treasury stock at cost, 49,208,234; 47,752,934 and 43,992,140 shares, and other	(978,740)	(946,517)	(833,933)	3.4	17.4
Total stockholders’ equity	926,343	958,418	965,950	(3.3)	(4.1)
	$12,733,208	$12,340,567	$11,724,319	3.2	8.6

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Three Months Ended March 31, 2005				At or For the Year Ended December 31, 2004
		Allowance				Allowance
		as a % of	Net Charge-offs (Recoveries) (1)			as a % of		Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer home equity and other	$7,716.17%		$1,308.12%		$9,939.22%		$3,232.08%
Commercial real estate	20,857.95		37.01		20,742.96			476.02
Commercial business	6,769	1.65	(2,436)	(2.39)	7,696	1.81		153.04
Leasing and equipment finance	24,703	1.77	614.18		24,566	1.79		5,545.43
Unallocated	16,139	n/a	-	-	16,139	n/a	-	n/a
Subtotal	76,184.89		(477)	(.02)	79,082.94			9,406.12
Residential real estate	699.07		36.01		796.08			73.01
Total	$76,883.80		$(441)	(.02)	$79,878.85		$9,479.11

Non-performing assets:

	At	At	At	Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2005	2004	2004	2004	2004
Non-accrual loans and leases:
Consumer home equity and other	$10,772	$12,187	$14,428	$(1,415)	$(3,656)
Commercial real estate	927	1,093	3,120	(166)	(2,193)
Commercial business	2,940	4,533	3,102	(1,593)	(162)
Leasing and equipment finance	27,706	25,678	11,863	2,028	15,843
Residential real estate	2,586	3,387	4,473	(801)	(1,887)
Total non-accrual loans and leases	44,931	46,878	36,986	(1,947)	7,945
Other real estate owned:
Residential real estate	12,890	11,726	18,960	1,164	(6,070)
Commercial real estate	5,568	5,465	11,549	103	(5,981)
Total other real estate owned	18,458	17,191	30,509	1,267	(12,051)
Total non-performing assets	$63,389	$64,069	$67,495	$(680)	$(4,106)

Over 30-day delinquency data (2):

	At March 31,		At December 31,		At March 31,
	2005		2004		2004
	Principal	% of	Principal	% of	Principal	% of
	Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other	$15,045.33%		$15,436.35%		$14,262.37%
Commercial real estate	349.02		32	-	319.02
Commercial business	1,072.26		404.10		128.03
Leasing and equipment finance	6,962.51		8,997.67		12,716	1.02
Residential real estate	9,114.96		9,516.94		6,499.57
Total	$32,542.34		$34,385.37		$33,924.40

Potential Problem Loans and Leases (3):

	At	At	At	Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2005	2004	2004	2004	2004
Commercial real estate	$37,114	$34,138	$30,316	$2,976	$6,798
Commercial business	18,307	18,112	13,072	195	5,235
Leasing and equipment finance	12,200	18,816	15,043	(6,616)	(2,843)
	$67,621	$71,066	$58,431	$(3,445)	$9,190

(1)    Annualized.

(2)    Excludes non-accrual loans and leases.

(3)    Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2005			2004
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$106,006	$1,052	4.01%	$141,770	$773	2.19%
Securities available for sale	1,663,412	21,495	5.17	1,519,374	20,332	5.35
Loans held for sale	207,430	2,254	4.41	359,238	2,841	3.18
Loans and leases:
Consumer home equity - variable rate	2,701,729	42,725	6.41	2,214,972	29,993	5.45
Consumer home equity - fixed rate	1,755,164	29,144	6.73	1,449,827	25,489	7.07
Consumer - other	36,046	785	8.83	41,262	824	8.03
Total consumer home equity and other	4,492,939	72,654	6.56	3,706,061	56,306	6.11
Commercial real estate - variable rate	641,018	8,169	5.17	576,091	5,725	4.00
Commercial real estate - fixed and adjustable rate	1,527,318	22,767	6.05	1,366,403	20,798	6.12
Total commercial real estate	2,168,336	30,936	5.79	1,942,494	26,523	5.49
Commercial business - variable rate	332,555	4,117	5.02	332,685	3,048	3.68
Commercial business - fixed and adjustable rate	74,968	1,044	5.65	95,139	1,293	5.47
Total commercial business	407,523	5,161	5.14	427,824	4,341	4.08
Leasing and equipment finance	1,389,541	23,791	6.85	1,194,235	20,868	6.99
Subtotal	8,458,339	132,542	6.34	7,270,614	108,038	5.97
Residential real estate	984,764	14,002	5.70	1,193,435	17,235	5.78
Total loans and leases	9,443,103	146,544	6.27	8,464,049	125,273	5.94

Total interest-earning assets	11,419,951	171,345	6.06	10,484,431	149,219	5.71

Other assets	1,074,025			1,041,213

Total assets	$12,493,976			$11,525,644

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,571,740			$1,473,772
Small business	547,060			457,047
Commercial and custodial	313,635			324,857
Total non-interest bearing deposits	2,432,435			2,255,676
Interest-bearing deposits:
Premier checking	459,385	2,105	1.86	49,184	196	1.60
Other checking	1,089,541	363.14		1,138,680	213.08
Subtotal	1,548,926	2,468.65		1,187,864	409.14
Premier savings	281,529	1,651	2.38	-	-	-
Other savings	1,606,560	1,645.42		1,809,138	1,734.39
Subtotal	1,888,089	3,296.71		1,809,138	1,734.39
Money market	647,197	1,071.67		832,695	768.37
Subtotal	4,084,212	6,835.68		3,829,697	2,911.31
Certificates of deposit	1,592,682	9,103	2.32	1,580,107	7,628	1.94
Total interest-bearing deposits	5,676,894	15,938	1.14	5,409,804	10,539.78
Total deposits	8,109,329	15,938.80		7,665,480	10,539.55
Borrowings:
Short-term borrowings	974,853	6,080	2.53	735,475	2,350	1.29
Long-term borrowings	2,115,369	20,274	3.88	1,812,508	17,837	3.96
Total borrowings	3,090,222	26,354	3.46	2,547,983	20,187	3.19

Total deposits and borrowings	11,199,551	42,292	1.53	10,213,463	30,726	1.21

Other liabilities	360,362			375,192

Total liabilities	11,559,913			10,588,655

Stockholders’ equity	934,063			936,989

Total liabilities and stockholders’ equity	$12,493,976			$11,525,644

Net interest income and margin		$129,053	4.56%		$118,493	4.52%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2005	2004	2004	2004	2004
Interest income:
Loans and leases	$146,544	$140,469	$133,295	$128,141	$125,273
Securities available for sale	21,495	19,484	20,414	20,413	20,332
Loans held for sale	2,254	2,421	2,931	3,340	2,841
Investments	1,052	1,014	773	895	773
Total interest income	171,345	163,388	157,413	152,789	149,219
Interest expense:
Deposits	15,938	12,250	10,318	9,474	10,539
Borrowings	26,354	24,649	22,605	20,896	20,187
Total interest expense	42,292	36,899	32,923	30,370	30,726
Net interest income	129,053	126,489	124,490	122,419	118,493
Provision for credit losses	(3,436)	4,073	2,644	3,070	1,160
Net interest income after provision for credit losses	132,489	122,416	121,846	119,349	117,333
Non-interest income:
Fees and service charges	57,031	67,385	71,353	73,116	59,659
Card revenue	17,642	17,609	16,339	16,024	13,491
ATM revenue	9,732	10,326	11,474	11,138	9,997
Investments and insurance revenue	2,853	2,609	3,057	3,430	3,462
Subtotal	87,258	97,929	102,223	103,708	86,609
Leasing and equipment finance	10,693	21,047	6,864	12,245	10,167
Mortgage banking	1,142	(122)	4,132	5,495	3,455
Other	7,816	7,457	2,584	1,845	2,228
Fees and other revenue	106,909	126,311	115,803	123,293	102,459
Gains on sales of securities available for sale	5,239	6,204	3,679	-	12,717
Total non-interest income	112,148	132,515	119,482	123,293	115,176
Non-interest expense:
Compensation and employee benefits	81,451	86,338	78,010	79,597	78,879
Occupancy and equipment	25,379	25,057	23,673	23,397	23,490
Advertising and promotions	6,247	6,568	7,377	6,498	5,910
Deposit losses	3,661	5,675	7,421	5,350	4,178
Other	31,373	30,758	31,445	29,064	28,249
Total non-interest expense	148,111	154,396	147,926	143,906	140,706
Income before income tax expense	96,526	100,535	93,402	98,736	91,803
Income tax expense	33,061	33,133	31,690	33,518	31,142
Net income	$63,465	$67,402	$61,712	$65,218	$60,661

Net income per common share:
Basic	$.47	$.50	$.45	$.47	$.44
Diluted	$.47	$.50	$.45	$.47	$.44

Dividends declared per common share	$.2125	$.1875	$.1875	$.1875	$.1875

Financial Ratios:

Return on average assets(1)	2.03%	2.22%	2.06%	2.20%	2.11%
Return on average common equity(1)	27.18	28.35	25.96	27.68	25.90
Net interest margin(1)	4.56	4.56	4.56	4.53	4.52
Net charge-offs (recoveries) as a percentage of average loans and leases(1)	(.02)	.14	.17	.10	.02
Average total equity to average assets	7.48	7.81	7.94	7.95	8.13

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2005	2004	2004	2004	2004

ASSETS

Cash and due from banks	$332,800	$350,497	$351,383	$347,551	$326,731
Investments	106,006	105,603	94,910	157,591	141,770
Securities available for sale	1,663,412	1,534,776	1,545,768	1,546,694	1,519,374
Loans held for sale	207,430	254,617	327,953	385,193	359,238
Loans and leases:
Consumer home equity - variable rate	2,701,729	2,699,156	2,547,648	2,363,947	2,214,972
Consumer home equity - fixed	1,755,164	1,571,494	1,512,853	1,501,317	1,449,827
Consumer - other	36,046	37,403	39,068	38,930	41,262
Total consumer home equity and other	4,492,939	4,308,053	4,099,569	3,904,194	3,706,061
Commercial real estate - variable rate	641,018	619,765	607,075	603,793	576,091
Commercial real estate - fixed and adjustable rate	1,527,318	1,474,247	1,405,715	1,381,705	1,366,403
Total commercial real estate	2,168,336	2,094,012	2,012,790	1,985,498	1,942,494
Commercial business - variable rate	332,555	353,752	344,871	333,463	332,685
Commercial business - fixed and adjustable rate	74,968	76,906	95,139	95,139	95,139
Total commercial business	407,523	430,658	440,010	428,602	427,824
Leasing and equipment finance	1,389,541	1,341,985	1,320,495	1,285,989	1,194,235
Subtotal	8,458,339	8,174,708	7,872,864	7,604,283	7,270,614
Residential real estate	984,764	1,027,302	1,076,619	1,123,062	1,193,435
Total loans and leases	9,443,103	9,202,010	8,949,483	8,727,345	8,464,049
Allowance for loan and lease losses	(79,918)	(79,502)	(80,077)	(79,169)	(77,655)
Net loans and leases	9,363,185	9,122,508	8,869,406	8,648,176	8,386,394
Premises and equipment	328,336	322,492	313,068	297,492	287,322
Goodwill	152,599	152,599	152,599	152,599	146,678
Mortgage servicing rights	45,101	49,746	51,380	50,876	51,432
Other assets	295,107	276,498	269,091	270,106	306,705
	$12,493,976	$12,169,336	$11,975,558	$11,856,278	$11,525,644

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,571,740	$1,493,344	$1,512,434	$1,538,051	$1,473,771
Small business	547,060	557,103	525,466	492,305	457,047
Commercial and custodial	313,635	332,228	329,329	383,630	324,858
Total non-interest bearing deposits	2,432,435	2,382,675	2,367,229	2,413,986	2,255,676
Interest-bearing deposits:
Premier checking	459,385	343,266	248,217	151,801	49,184
Other checking	1,089,541	1,106,934	1,140,098	1,175,623	1,138,680
Subtotal	1,548,926	1,450,200	1,388,315	1,327,424	1,187,864
Premier savings	281,529	198,769	109,681	31,949	-
Other savings	1,606,560	1,621,810	1,717,789	1,806,267	1,809,138
Subtotal	1,888,089	1,820,579	1,827,470	1,838,216	1,809,138
Money market	647,197	685,885	738,769	799,485	832,695
Subtotal	4,084,212	3,956,664	3,954,554	3,965,125	3,829,697
Certificates of deposit	1,592,682	1,469,735	1,458,905	1,467,654	1,580,107
Total interest-bearing deposits	5,676,894	5,426,399	5,413,459	5,432,779	5,409,804
Total deposits	8,109,329	7,809,074	7,780,688	7,846,765	7,665,480
Borrowings:
Short-term borrowings	974,853	1,003,746	824,955	669,938	735,475
Long-term borrowings	2,115,369	2,045,505	2,059,525	2,017,232	1,812,508
Total borrowings	3,090,222	3,049,251	2,884,480	2,687,170	2,547,983
Accrued expenses and other liabilities	360,362	360,004	359,488	379,965	375,192
Total liabilities	11,559,913	11,218,329	11,024,656	10,913,900	10,588,655
Stockholders’ equity:
Common stock	1,846	1,850	1,206	925	925
Additional paid-in capital	503,762	518,012	517,020	516,990	517,203
Retained earnings	1,394,163	1,360,169	1,318,461	1,282,080	1,243,968
Accumulated other comprehensive (loss) income	(4,139)	(527)	(2,781)	(11,666)	11,784
Treasury stock at cost and other	(961,569)	(928,497)	(883,004)	(845,951)	(836,891)
	934,063	951,007	950,902	942,378	936,989
	$12,493,976	$12,169,336	$11,975,558	$11,856,278	$11,525,644

Supplemental Information:
Residential real estate loans	$984,764	$1,027,302	$1,076,619	$1,123,062	$1,193,435
Securities available for sale	1,663,412	1,534,776	1,545,768	1,546,694	1,519,374
Total residential real estate loans and securities available for sale	$2,648,176	$2,562,078	$2,622,387	$2,669,756	$2,712,809

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